Exhibit 4.144

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 115176 dated March 04, 2014

To render

intra-zone telephone communication services

This license has been granted to

Open Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)

Primary State Registration Number

(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

March 04, 2019.

This license is issued based on the decision of the licensing authority - Order No. 1236 dated November 01, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 115176**

Licensing Requirements

1.              Open Joint Stock Company “Mobile TeleSystems” (the licensee) shall keep the term of this license.

Short company name:

OJSC “MTS”

PSRN 1027700149124	TIN 7740000076

Principal place of business:

109147, Moscow, Marksistskaya St., 4

2.              The licensee agrees to commence rendering of the communication services hereunder on or before March 04, 2014.

3.              The licensee shall only render the communication services hereunder in the territory of the Volgograd Region.

4.              The licensee shall make the following available hereunder to the subscriber and/or user*:

a)             intra-zone telephone connections for:

voice data communication;

facsimile communication;

data communication;

b)             access to telematic and data communication services, excluding the data communication services for the purposes of voice data communication; and

c)              access to the information service system;

5.              The licensee agrees to render the communication services in accordance with the rules for rendering of communications services, approved by the Government of the Russian Federation.

6.              The licensee, when providing the communication services, shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the zone telephone network(s) of the licensee to the public communication network, connecting other communication networks to the zone telephone network(s) of the licensee, transferring and keeping records of traffic in the zone telephone network(s) of the licensee, transferring and keeping records of traffic from/to communication network(s) of other operators.

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7.              This license has been issued following the processing results of the license renewal application № 66352 dated March 04, 2009, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

8.               The licensee, when rendering the services hereunder, shall abide by the terms set for the allocation of radio bands and assignment of radio frequency or radio frequency channel.

9.               The licensee shall have a network management system of its own, meeting the network management regulations established by the Federal executive body in the sphere of telecommunications.

10.        The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

11.      The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*                                         The services to be rendered hereunder may be accompanied by other services technologically and inseparably associated with intra-zone telephone communication services and aimed at increasing their customer value, unless it requires a separate license.

**                                  This license has been issued to extend the term of the license No. 66352 dated March 04, 2009.

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Laced, numbered and sealed 3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya.

NOV 18, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296